IMPAC CMB TRUST SERIES 2004-10

                                     Issuer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY

                                Indenture Trustee




                    SUPPLEMENTAL INDENTURE NO. 1 dated as of
                             January 14, 2005 to the

                                    INDENTURE

                          Dated as of November 24, 2004





                        COLLATERALIZED ASSET-BACKED BONDS

         SUPPLEMENTAL INDENTURE NO. 1 made as of this 14th day of January 2005, between Impac CMB Trust Series 2004-10, as issuer (the "Issuer") and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee").

                               W I T N E S S E T H


         WHEREAS, the Issuer and the Indenture Trustee entered into an Indenture (the "Agreement") dated as of November 24, 2004, relating to the issuance of Collateralized Asset-Backed Bonds, Series 2004-10; and

         WHEREAS, the Issuer and the Indenture Trustee desire to amend the terms of the Agreement pursuant to and in accordance with Section 9.01(a) of the Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Issuer and the Indenture Trustee agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Effective as of November 24, 2004 the Indenture is hereby amended as follows:

         3. The eleventh sentence in the defined term BOND MARGIN under the Appendix A Definitions to the Agreement shall be deleted in its entirety and replaced with the following sentence: "With respect to the Class 4-A-1 Bonds, on any Payment Date prior to the Step-Up Date, 0.370% per annum, and on any Payment Date on and after the Step-Up Date, 0.740% per annum."

         4. Notice of this Supplemental Indenture has been given to each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. pursuant to 9.01(a) of the Indenture.

         5. Except as amended above, the Indenture shall continue to be in full force and effect in accordance with its terms.

3



         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                   IMPAC CMB TRUST SERIES 2004-10, as
                                   Issuer Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

                                   By: /s/ Rachel L. Simpson
                                       ----------------------
                                   Name:    Rachel L. Simpson
                                   Title:   Financial Services Officer


                                   DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                   as Indenture Trustee


                                   By: /s/ Barbara Campbell
                                       ---------------------
                                   Name:    Barbara Campbell
                                   Title:   Assistant Vice President